UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 10, 2013

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 10, 2013, Patrick Sinclair was appointed to serve as President of UHS Surgical Services, Inc. (“Surgical Services”), a wholly-owned subsidiary of Universal Hospital Services, Inc. (the “Company”), effective April 22, 2013.  As President of Surgical Services, Mr. Sinclair will be responsible for all of Surgical Services’ functions, including sales, operational and financial functions, and will report to the Company’s Chairman and CEO, Gary Blackford.

Mr. Sinclair is 44 years old.  Prior to joining the Company, Mr. Sinclair was a Senior Vice President with Accretive Health, a provider of revenue cycle services and solutions to the U.S. healthcare industry.  Before that, Mr. Sinclair was the Vice President — Energy Management and Vice President — IT Strategy & Applications for Royal Caribbean Cruise Lines. Mr. Sinclair’s career began at Accenture where he worked his way up to Partner.  There are no arrangements or understandings between Mr. Sinclair and any other persons pursuant to which Mr. Sinclair was selected as President of Surgical Services.  Mr. Sinclair does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Mr. Sinclair had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

The material terms of Mr. Sinclair’s compensation arrangement with the company include a base salary of $375,000 per year, an annual performance-based incentive award targeted at 70% of Mr. Sinclair’s base salary, and such health, life, disability and other benefits as are generally made available by the Company to its executive employees.  In addition, the Company has recommended to the Company’s compensation committee that Mr. Sinclair be awarded options to purchase stock of the Company’s parent, UHS Holdco, Inc. at a level commensurate to the Company’s other executive employees.  The purchase price of such stock options will be equal to the stock’s fair market value at the date of the grant, and the options will vest over a six-year period with one-sixth vesting on December 31 of each year of the six-year period, subject to Mr. Sinclair’s continuing employment with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2013	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ Gary D. Blackford
Gary D. Blackford
Chairman of the Board and Chief Executive Officer